Exhibit 24
                                                                    Page 1 of 2



                       BALTIMORE GAS AND ELECTRIC COMPANY

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Baltimore Gas and Electric Company hereby constitute and appoint Frank O. Heintz and E. Follin Smith and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of $300,000,000 principal amount of 5.25% Notes due December 15, 2006 of said Company, all as authorized by, Resolutions adopted by the Board of Directors of Baltimore Gas and Electric Company including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statements to be filed with the Securities and Exchange Commission in respect of said 5.25% Notes, to any and all amendments to any registration statement in respect to said 5.25% Notes, or to any instruments or documents filed as part of or in connection with said registration statement or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 11th day of February, 2002.

                                                  Signature


Principal Executive Officer
  and Director                                   /s/ Frank O. Heintz
                                                 Frank O. Heintz
                                                 President, CEO
                                                 and Director

Chief Financial Officer
                                                 /s/ E. Follin Smith
                                                 E. Follin Smith
                                                 Chief Financial Officer

                                                        Exhibit 24
                                                        Page 2 of 2
                                                        Power of Attorney
                                                        in connection
                                                        with the registration
                                                        $300 million
                                                        5.25% Notes




                                    Directors



/s/ Thomas F. Brady
Thomas F. Brady


/s/ David A. Brune
David A. Brune


/s/ C. H. Poindexter
C. H. Poindexter


/s/ Mayo A. Shattuck
Mayo A. Shattuck



Dated:  February 11, 2002